UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

MOTIVNATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50048	82-6008492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 258-6458

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 11, 2005, the Board of Directors of MotivNation, Inc. elected David Psachie (age 65) to the MotivNation Board of Directors. In 1974, Mr. Psachie formed Martin Aircraft Sales at Orange County Airport, selling servicing and training in Lear, Citation and Piper aircraft. Martin Aviation was sold in 1982 and Mr. Psachie returned to the management of auto dealerships while continuing to invest in other entities. Mr. Psachie owned Psachie Racing, becoming United States Auto Club Champion in 1981 and 1982... holding numerous championship titles internationally. David formed Coast Realty and Construction in Long Beach, California 1995 - present. Acting as Broker/Owner he built and sold investment properties. Mr. Psachie currently is the General Manager of Sales and Internet Director of Sales for several Auto dealerships and continues to manage these dealerships in Southern California.David Psachie attended Long Beach City and State College for his continuing degree 1965. After completing additional education in business administration at UCLA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVNATION, INC.
(Registrant)

Date: February 17, 2005.
/s/ Jay Isco
Jay Isco, CFO

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